EXHIBIT 21


                   BERGEN BRUNSWIG CORPORATION AND SUBSIDIARIES
                   ============================================

                            SUBSIDIARIES OF REGISTRANT


The following is a list of the significant subsidiaries of registrant as of November 30, 1995:

<CATION>
                                                             PERCENTAGE
                                                             OF VOTING
                                                             SECURITIES
                                         STATE OF            OWNED BY
NAME                                   INCORPORATION         REGISTRANT
------------------------------         -------------         ----------
Durr-Fillauer Medical, Inc.            Delaware                100%

Bergen Brunswig Drug Company           California              (1)

Durr Medical Corporation               Alabama                 (1)




(1)  100% owned by Durr-Fillauer Medical, Inc.
